UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2004

American Financial Realty Trust

(Exact Name of Registrant as Specified in Charter)

Maryland	1-31678	02-0604479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 The Fairway Jenkintown, PA	19046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (215) 887-2280

Item 9.    Regulation FD Disclosure.

On February 1, 2004, the Company signed an agreement to acquire State Street Financial Center, a newly constructed 1.05 million square foot office building in Boston, Massachusetts, which is 100% leased by State Street Corporation. A press release announcing the transaction is attached as Exhibit 99.1 to this report.

Based on the lease in place with State Street Corporation, net operating income (defined as revenues minus property operating expenses), excluding income from parking garage operations, will total approximately $1.0 billion through September 2023. This represents average net operating income of approximately $51.4 million per annum for this period, or an average capitalization rate (excluding income from parking garage operations) of approximately 7.3% over this period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN FINANCIAL REALTY TRUST

By:	/S/ EDWARD J. MATEY JR.

Edward J. Matey Jr.
Senior Vice President and General Counsel

Dated: February 2, 2004

3